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                                                                      Exhibit 99
                            ALLIANT TECHSYSTEMS INC.
                        DIRECTORS AND EXECUTIVE OFFICERS
                                November 5, 1998

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

   Name (Age)              Position
   ----------              --------
Richard Schwartz (62)      Director and Chairman of the Board

Peter A. Bukowick (54)     Director, President, Chief Executive Officer and Chief Operating Officer

Gilbert F. Decker (61)     Director

Thomas L. Gossage (64)     Director

Joel M. Greenblatt (40)    Director

Jonathan G. Guss (39)      Director

David E. Jeremiah (64)     Director

Gaynor N. Kelley (67)      Director

Joseph F. Mazzella (45)    Director

Daniel L. Nir (37)         Director

Michael T. Smith (55)      Director

Robert E. Gustafson (50)   Vice President - Human Resources

Richard N. Jowett (53)     Vice President - Investor Relations and Public Affairs and Assistant Treasurer

John L. Lotzer (42)        Vice President - Tax and Investments

William R. Martin (57)     Vice President - Washington, D.C. Operations

Mark L. Mele (41)          Vice President - Strategic Planning

Scott S. Meyers (45)       Vice President, Treasurer and Chief Financial Officer

Paula J. Patineau (44)     Vice President and Controller

Paul A. Ross (61)          Group Vice President - Space and Strategic Systems

Don L. Sticinski (47)      Group Vice President - Defense Systems

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

   Name (Age)              Position
   ----------              --------
Nicholas G. Vlahakis (50)  Group Vice President - Conventional Munitions

Daryl L. Zimmer (55)       Vice President and General Counsel

Charles H. Gauck (60)      Secretary
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